SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2002


                         PROVIDIAN FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


        Delaware                    1-12897                         94-2933952
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(State of incorporation)    (Commission File Number)           (IRS Employer
                                                            Identification No.)

        201 Mission Street
    San Francisco, California                                        94105
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (415) 543-0404
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                                       Not Applicable
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          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On June 25, 2002, Providian National Bank, a subsidiary of Providian Financial Corporation, completed the structured sale of a portfolio of higher risk credit card receivables. The sale was effected through PACCT, LLC, a limited liability company subsidiary of Providian National Bank, which sold the receivables to two Delaware business trusts, CSGQ Trust and Presidio Trust. At the time of sale, the portfolio consisted of approximately $2.4 billion of receivables arising from approximately 1.3 million credit card accounts. As consideration for the sale, Providian National Bank received cash proceeds of approximately $1.2 billion, and its subsidiary, PACCT, LLC, received approximately $87 million of BB-/Ba2 rated notes and $98 million of BBB-/Baa2 rated certificates issued in connection with the securitization of the portfolio by CSGQ Trust and Presidio Trust. Under the terms of the transaction, Providian National Bank will act as interim subservicer for the portfolio for up to twelve months and will continue to serve as the owner of the related credit card accounts for up to eighteen months.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PROVIDIAN FINANCIAL CORPORATION
                                                  (Registrant)



                                        By: /s/ Anthony Vuoto
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                                           Anthony Vuoto
                                           Vice Chairman and
                                           Chief Financial Officer
Date:  July 9, 2002